                                                                      Exhibit 12



                      CHIQUITA BRANDS INTERNATIONAL, INC.
        STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
      AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                      (In thousands, except ratio amounts)




                                           Nine Months
                                             Ended
                                          September 30,                         Year Ended December 31,
                                          -------------                         -----------------------
                                          1993      1992         1992         1991       1990       1989      1988
                                          ----      ----         ----         ----       ----       ----      ----
Earnings:
 Income (loss) from continuing
   operations before income taxes       $ 20,335   $(59,268)   $(216,708)  $ 160,009   $153,531   $135,040   $104,416
 Interest expense                        126,612    111,829      155,036      88,406     55,361     53,952     38,923
 Portion of rentals representing
   interest cost                          45,270     67,398       85,810      74,070     66,247     53,324     40,240
 Amortization of capitalized interest      2,792      2,196        3,010       1,900      1,125        870        793
 Undistributed earnings of less-than-
   fifty-percent-owned investees          (1,657)    (4,571)      (3,588)     (4,352)      (116)    (2,866)    (9,895)
                                        --------   --------     --------   ---------   --------   --------   --------

                                        $193,352   $117,584     $ 23,560   $ 320,033   $276,148   $240,320   $174,477
                                        ========   ========     ========   =========   ========   ========   ========
Fixed charges:
 Interest expense                       $126,612   $111,829     $155,036   $  88,406   $ 55,361   $ 53,952   $ 38,923
 Capitalized interest                      7,100     18,100       21,400      23,000      8,000      2,200        900
 Portion of rentals representing
   interest cost                          45,270     67,398       85,810      74,070     66,247     53,324     40,240
                                        --------   --------     --------   ---------   --------   --------   --------

                                        $178,982   $197,327     $262,246   $ 185,476   $129,608   $109,476   $ 80,063
                                        ========   ========     ========   =========   ========   ========   ========

Ratio of earnings to fixed charges          1.08        (a)          (a)        1.73       2.13       2.20       2.18
                                        ========   ========     ========   =========   ========   ========   ========




Earnings                                $193,352   $117,584     $ 23,560   $ 320,033   $276,148   $240,320   $174,477
                                        ========   ========     ========   =========   ========   ========   ========

Fixed charges                           $178,982   $197,327     $262,246   $ 185,476   $129,608   $109,476   $ 80,063
Preferred stock dividends                  3,209         --          778          --         --         --         --
                                        --------   --------     --------   ---------   --------   --------   --------

                                        $182,191   $197,327     $263,024   $ 185,476   $129,608   $109,476   $ 80,063
                                        ========   ========     ========   =========   ========   ========   ========
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                            1.06        (b)          (b)        1.73       2.13       2.20       2.18
                                        ========   ========     ========   =========   ========   ========   ========


(a) Fixed charges exceeded earnings by $79,743 for the nine months ended September 30, 1992 and $238,686 for the year ended December 31, 1992.

(b) Combined fixed charges and preferred stock dividends exceeded earnings by $79,743 for the nine months ended September 30, 1992 and $239,464 for the year ended December 31, 1992.